Exhibit 99.1

Contacts: Alnylam Pharmaceuticals, Inc.
Bo Piela (Media) 508-308-9783 Josh Brodsky (Investors) 617-551-8276

Alnylam Pharmaceuticals Reports Second Quarter 2026 Financial Results and Highlights Recent Period Progress

− Achieved Second Quarter 2026 Global Net Product Revenues of $1,172 Million (74% Growth Compared with Q2 2025), Driven Primarily by Total TTR Revenues of $1,030 Million (89% Growth Compared with Q2 2025) –

− Revises Full-Year 2026 TTR Net Product Revenue Guidance from $4,400 to $4,700 Million to $4,200 to $4,500 Million (75% Growth Compared with 2025 at Revised Midpoint) –

− Presented New Data from HELIOS-B at Heart Failure 2026 Demonstrating Vutrisiran's Consistent Clinical Benefit Across Patient Populations –

− Advanced Pipeline with Phase 2 Initiations of ALN-6400 in Von Willebrand Disease and Mivelsiran in Down Syndrome-Associated Alzheimer's Disease; Results from Phase 1 Trial of ALN-HTT02 in Patients with Huntington's Disease to be Presented at EHDN –

− Accelerated Integration of AI Across Alnylam by Establishing Strategic Collaborations with Inceptive to Transform RNAi Discovery and a Large Health Care System in California to Support Earlier Identification of ATTR-CM in Routine Care, as well as Expanding Partnership with Komodo Health to Scale Commercial Intelligence –

− Entered Into an Exclusive Agreement with BeOne Medicines for Commercialization of AMVUTTRA in China –

CAMBRIDGE, Mass., July 30, 2026 – Alnylam Pharmaceuticals, Inc. (Nasdaq: ALNY), the leading RNAi therapeutics company, today reported its consolidated financial results for the second quarter ended June 30, 2026, and reviewed recent business highlights.

“During the first half of 2026, we continued to meaningfully advance our business, generating over $1 billion in quarterly product revenues for the first time in our history during the first quarter and, building on that momentum, over $1 billion in TTR revenues during the second quarter. These results underscore the growing leadership and global impact of our TTR franchise in transforming outcomes for patients with ATTR amyloidosis, with AMVUTTRA being the only product approved for the full spectrum of the disease. We have lowered our TTR product sales guidance for full-year 2026 to reflect learnings from the initial phase of our launch in the evolving ATTR-CM market, in particular the normalization of growth in second line volume after satisfying pent-up demand from patients waiting for a new therapy. Given the strong foundation we have established and continued growth in ATTR-CM diagnosis and treatment, we remain confident in the trajectory of our ongoing ATTR-CM launch and are continuing to invest robustly in this franchise, as we bring AMVUTTRA to more patients and establish it as a foundational therapy,” said Yvonne Greenstreet, M.D., Chief Executive Officer of Alnylam. “During the second quarter, we also continued to advance our high-value pipeline with the initiation of two Phase 2 studies, ALN-6400 in von Willebrand disease and mivelsiran in Down syndrome-associated Alzheimer’s disease, while progressing multiple additional programs toward important clinical readouts later this year. Together, these achievements demonstrate our continued progress against our Alnylam 2030 strategy and our commitment to creating long-term value through scientific innovation and patient impact.”

Second Quarter 2026 and Recent Significant Business Highlights

Total TTR: AMVUTTRA® (vutrisiran) & ONPATTRO® (patisiran)

•Achieved global net product revenues for AMVUTTRA and ONPATTRO for the second quarter of $1,012 million and $18 million, respectively, together representing $1,030 million in total TTR net product revenues and 89% total TTR growth compared to Q2 2025.
◦U.S. TTR net product revenues increased $106 million compared with Q1 2026 with the growth driven by a $129 million increase in demand, partially offset by approximately $20 million in inventory impact and a modest reduction in net price. The growth in demand in the quarter was more than double the growth in demand in Q1 2026 compared with Q4 2025.
◦International TTR net product revenues increased $14 million compared with Q1 2026 driven primarily by increased demand in both hATTR-PN and ATTR-CM across international markets.

•Announced a collaboration with a large health care system in California to support their study, DETECT-ATTR, evaluating Invision Precision Cardiac Amyloid, an AI-enabled, FDA-cleared, echocardiography-based screening approach for the detection of cardiac amyloidosis. DETECT-ATTR will be conducted within one of the nation's largest integrated healthcare systems, serving more than 4.5 million members, with the intention of addressing underdiagnosis and improving disease recognition in clinical practice.

•Presented new analyses from the HELIOS-B Phase 3 clinical trial of vutrisiran in patients with ATTR-CM at Heart Failure 2026, the annual congress of the Heart Failure Association of the European Society of Cardiology:
◦Reductions in all-cause mortality and recurrent cardiovascular events were maintained across key subgroups of patients taking a broad range of heart failure therapies.
◦A pooled analysis of over 25,000 patient-years of experience with TTR-silencing RNAi therapies shows a consistent safety profile, including no clinical meaningful ocular effects of vitamin A lowering.

•Shared the design and rationale of the DemonsTTRate study, a global, prospective, observational study evaluating real-world outcomes in patients with ATTR-CM. The study is expected to enroll more than 2,000 patients and follow them for up to five years, generating longitudinal data on clinical outcomes, treatment patterns and healthcare utilization across routine clinical practice.

•Continued to expand the global reach of AMVUTTRA with a recent launch in Spain, and a new commercial partnership with BeOne Medicines to distribute AMVUTTRA in mainland China and Macao, subject to AMVUTTRA receiving marketing authorization.

Total Rare: GIVLAARI® (givosiran) & OXLUMO® (lumasiran)

•Achieved global net product revenues for GIVLAARI and OXLUMO for the second quarter of $90 million and $52 million, respectively, together representing $142 million in total Rare net product revenues and 11% total Rare growth compared to Q2 2025.

Other Highlights

•Initiated a Phase 2 clinical trial of ALN-6400, an investigational RNAi therapeutic targeting plasminogen, in adult and adolescent female patients with von Willebrand disease and heavy menstrual bleeding.

•Initiated a Phase 1 clinical trial of ALN-6222, an investigational RNAi therapeutic targeting inhibin E (INHBE), in adult patients with obesity.

•Advanced mivelsiran, an investigational RNAi therapeutic targeting amyloid precursor protein (APP) for the treatment of cerebral amyloid angiopathy (CAA) and Alzheimer’s disease.
◦Completed enrollment in the cAPPricorn-1 Phase 2 clinical trial in patients with CAA.
◦Initiated a Phase 2 clinical trial in patients with Down syndrome-associated Alzheimer's disease.
◦Shared additional Phase 1 data in early-onset Alzheimer's disease at the Alzheimer's Association International Conference (AAIC) 2026. An analysis of safety data from single- and multiple-doses of mivelsiran showed no evidence of increased risk of amyloid-related imaging abnormality (ARIA) events. Results also showed robust, durable reductions in cerebrospinal fluid (CSF) soluble amyloid beta precursor protein (sAPPβ) and amyloid beta 42 (Aβ42), with up to 30 months of treatment exposure. The most common adverse events (AEs) were procedural pain and procedural headache, and no serious or severe AEs were deemed related to study drug.

•Presented preclinical data and Phase 1 design details at AAIC 2026 for ALN-5288, an investigational RNAi therapeutic targeting microtubule-associated protein tau (MAPT) for Alzheimer's disease and tauopathies.

•Our collaboration partner, Regeneron Pharmaceuticals, Inc., announced that the U.S. Food and Drug Administration (FDA) and the European Medicines Agency (EMA) have accepted regulatory applications for cemdisiran to treat adult patients with generalized myasthenia gravis (gMG) who are anti-acetylcholine receptor (AChR) antibody-positive. Regeneron indicated that the FDA will review the New Drug Application (NDA) under Priority Review with a target action date in November 2026, following use of a Priority Review Voucher, and that a decision from the European Commission is anticipated in the second half of 2027.

Additional Business Updates

•Announced a strategic collaboration agreement with Inceptive Nucleics, Inc. designed to increase the pace of RNAi therapeutic innovation. The alliance pairs Alnylam's RNAi platform and 20+ years of proprietary data with Inceptive's foundation models and AI expertise to catalyze progress beyond rational drug design.

•Expanded the Company's strategic partnership with Komodo Health to scale Marmot, Komodo's analytics AI platform, across key enterprise functions at Alnylam.

•Appointed Benjamin Franklin Cravatt III, Ph.D., to Alnylam's Board of Directors.

•Published 2025 Corporate Responsibility Report.

Key Upcoming Events

Alnylam announces today that it will present initial results from the Phase 1 clinical trial of ALN-HTT02 in patients with Huntington's disease at the European Huntington's Disease Network (EHDN) Clinical Research Congress on Friday, October 23, 2026, in Kraków, Poland.

The Company continues to host its 10th RNAi Roundtable series this year, during which Alnylam R&D leaders, as well as medical thought leaders, will discuss the progress and opportunity across key pipeline programs of investigational RNAi therapeutics. Upcoming RNAi Roundtables include:
•Zilebesiran: Targeting Angiotensinogen to Achieve Continuous Control of Blood Pressure
◦Thursday, September 17, 10:30 am ET
•ALN-HTT02: Targeting Exon 1 of the Huntington Gene to Reduce Progression of Huntington's Disease
◦Monday, October 26, 10:00 am ET

In the second half of 2026, Alnylam expects to announce clinical data from additional pipeline programs, including:
•Results from Phase 1 and Phase 2 clinical trials of ALN-6400 in healthy volunteers and patients with hereditary hemorrhagic telangiectasia (HHT), respectively.
•Results from a Phase 1 clinical trial of ALN-2232 in obesity and weight management.

Second Quarter 2026 Financial Results

	Three Months Ended June 30,		% Change
(In thousands, except per share amounts and percentages)	2026	2025
Total revenues	$1,290,948	$773,689	67%
GAAP Income (loss) from operations	$231,441	$(16,199)	**
Non-GAAP Income from operations	$318,066	$95,481	233%
GAAP Net income (loss)	$164,494	$(72,228)	**
Non-GAAP Net income	$251,801	$38,171	*
GAAP Net income (loss) per common share — basic	$1.23	$(0.55)	**
GAAP Net income (loss) per common share — diluted	$1.21	$(0.55)	**
Non-GAAP Net income per common share — basic	$1.88	$0.29	*
Non-GAAP Net income per common share — diluted	$1.84	$0.28	*
* Indicates the percentage change period over period is greater than 500%
** Not meaningful
For an explanation of our use of non-GAAP financial measures, refer to the “Use of Non-GAAP Financial Measures” section later in this press release and for a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure, see the tables at the end of this press release.
Revenue Summary

	Three Months Ended June 30,		% Change	% Change at CER*
(In thousands, except percentages)	2026	2025
Net product revenues:
AMVUTTRA	$1,011,762	$491,953	106%	106%
ONPATTRO	18,461	52,538	(65)%	(65)%
Total TTR net product revenues	1,030,223	544,491	89%	89%
GIVLAARI	89,764	80,849	11%	10%
OXLUMO	52,122	46,872	11%	9%
Total Rare net product revenues	141,886	127,721	11%	10%
Total net product revenues	1,172,109	672,212	74%	74%
Net revenues from collaborations:
Roche	41,888	18,267	129%	129%
Regeneron Pharmaceuticals	5,020	32,542	(85)%	(85)%
Other	257	10,687	(98)%	(98)%
Total net revenues from collaborations	47,165	61,496	(23)%	(23)%
Royalty revenue	71,674	39,981	79%	79%
Total revenues	$1,290,948	$773,689	67%	67%
* Change at constant exchange rates, or CER, represents growth calculated as if exchange rates had remained unchanged from those used during the three months ended June 30, 2025. CER is a non-GAAP financial measure.

Total Net Product Revenues
•Total net product revenues increased 74%, both at actual currency and at CER during the three months ended June 30, 2026, compared to the same period in 2025. The increase was primarily due to growth from AMVUTTRA revenues driven by increased patient demand, mainly in patients with ATTR-CM in the U.S., and growth from an increased number of patients on GIVLAARI and OXLUMO, which was partially offset by a decreased number of patients on ONPATTRO.

Net Revenues from Collaborations
•Net revenues from collaborations decreased during the three months ended June 30, 2026, as compared to the same period in 2025, due to lower revenue recognized under our Regeneron collaboration, partially offset by increased revenue under our Roche collaboration driven by higher reimbursable development activities related to the ZENITH Phase 3 clinical trial of zilebesiran.
Royalty Revenue
•Royalty revenue increased during the three months ended June 30, 2026, as compared to the same period in 2025, due to increased volume and rate of royalties earned from global net sales of Leqvio by Novartis.
Operating Expense Summary

	Three Months Ended June 30,		% Change
(In thousands, except percentages)	2026	2025
Cost of goods sold	$298,261	$142,029	110%
% of net product revenues	25.4%	21.1%
Cost of collaborations and royalties	$190	$924	(79)%
GAAP Research and development expenses	$413,134	$323,621	28%
Non-GAAP Research and development expenses	$377,240	$274,069	38%
GAAP Selling, general and administrative expenses	$347,922	$323,314	8%
Non-GAAP Selling, general and administrative expenses	$297,191	$261,186	14%
Cost of Goods Sold
•Cost of goods sold as a percentage of net product revenues increased during the three months ended June 30, 2026, as compared to the same period in 2025, primarily as a result of increased sales of AMVUTTRA and an associated increase in the blended royalty rate payable on net sales of AMVUTTRA.
Research & Development (R&D) Expenses
•GAAP and non-GAAP R&D expenses for the three months ended June 30, 2026 increased as compared to the same period in 2025, primarily due to increased clinical trial expenses for the ZENITH Phase 3 clinical trial of zilebesiran, the TRITON-CM Phase 3 clinical trial of nucresiran in patients with ATTR-CM and the TRITON-PN Phase 3 clinical trial of nucresiran in patients with hATTR-PN..
Selling, General & Administrative (SG&A) Expenses
•GAAP and non-GAAP SG&A expenses for the three months ended June 30, 2026 increased as compared to the same period in 2025, primarily due to increased marketing investment associated with the ongoing global commercial launch of AMVUTTRA in ATTR-CM.
Other Financial Highlights
Interest expense
•Interest expense for the three months ended June 30, 2026 of $82 million included interest of $53 million attributed to the liability related to the sale of future Leqvio royalties and $26 million attributed to the liabilities related to the vutrisiran and zilebesiran development funding.
Provision for income taxes
•During the three months ended June 30, 2026, we recorded a provision for income taxes of $13 million, primarily related to U.S. state income taxes, utilization of Switzerland net deferred tax assets, as well as taxable income from jurisdictions in which we are subject to tax. We will utilize deferred tax assets in

Switzerland to offset current cash tax liabilities and will continue to maintain a full valuation allowance against our net deferred tax assets in the U.S. and certain deferred tax assets in Switzerland.
Financial position
•Cash, cash equivalents and marketable securities were $3.3 billion as of June 30, 2026, as compared to $2.9 billion as of December 31, 2025, with the increase primarily driven by net cash inflows from operating activities.
•Net cash provided by operating activities for the three months ended June 30, 2026 included $26 million of payments associated with the liability related to the sale of future Leqvio royalties recorded to interest expense, as well as $33 million of payments associated with the liabilities related to vutrisiran and zilebesiran development funding recorded to interest expense.
A reconciliation of our GAAP to non-GAAP financial results is included in the tables at the end of this press release.

2026 Financial Guidance
Full-year 2026 financial guidance is updated and consists of the following:

Item	Prior FY 2026 Guidance	Updated FY 2026 Guidance
Total TTR net product revenues (AMVUTTRA, ONPATTRO)[1]	$4,400 million - $4,700 million	$4,200 million - $4,500 million
Total Rare net product revenues (GIVLAARI, OXLUMO)[1]	$500 million - $600 million	Reiterate
Total net product revenues[1]	$4,900 million - $5,300 million	$4,700 million - $5,100 million
Net product revenues growth vs. 2025 at currency exchange rates as of June 30, 2026[1]	64% to 77%	57% to 71%
Net product revenues growth vs. 2025 at constant exchange rates[2]	64% to 77%	57% to 70%
Net revenues from collaborations and royalties	$400 million - $500 million	$575 million - $625 million
Non-GAAP R&D and SG&A expenses[3]	$2,700 million - $2,800 million	Reiterate

[1] Full-year 2026 guidance utilizing currency exchange rates as of June 30, 2026: 1 EUR = 1.14 USD and 1 USD = 162 JPY
[2]Representing growth calculated as if the exchange rates had remained unchanged from those used in 2025, which is a non-GAAP financial measure
[3]Excludes $300 million - $400 million of stock-based compensation expense from estimated GAAP R&D and SG&A expenses in the prior FY 2026 guidance and $330 million - $380 million of stock-based compensation expense in the updated FY 2026 guidance

The change in the Company’s TTR net product revenue guidance reflects an updated outlook for AMVUTTRA in the second line segment of the U.S. market based on learnings as the ATTR-CM launch has progressed. Specifically, growth in second line demand for AMVUTTRA moderated in early 2026 to what the Company now believes is a normalized level, following an early launch period that, with hindsight, benefited from pent-up demand from patients progressing on stabilizers who had been waiting for a new treatment option.
Use of Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including expenses adjusted to exclude certain non-cash expenses and non-recurring gains or losses outside the ordinary course of the Company’s business. These measures are not in accordance with, or an alternative to, GAAP, and may be different from non-GAAP financial measures used by other companies.
The items included in GAAP presentations but excluded for purposes of determining non-GAAP financial measures for the periods presented in this press release are stock-based compensation expenses, and realized and unrealized losses on marketable equity securities. The Company has excluded the impact of stock-based compensation expense, which may fluctuate from period to period based on factors including the variability associated with performance-based grants for stock options and restricted stock units and changes in the Company’s stock price, which impacts the fair value of these awards. The Company has excluded the impact of the realized and unrealized losses on marketable equity securities because the Company does not believe these adjustments accurately reflect the performance of the Company’s ongoing operations for the period in which such gains or losses are reported, as their sole purpose is to adjust amounts on the balance sheet.

Percentage changes in revenue growth at CER are presented excluding the impact of changes in foreign currency exchange rates for investors to understand the underlying business performance. The current period’s foreign currency revenue values are converted into U.S. dollars using the average exchange rates from the prior period.
The Company believes the presentation of non-GAAP financial measures provides useful information to management and investors regarding the Company’s financial condition and results of operations. When GAAP financial measures are viewed in conjunction with non-GAAP financial measures, investors are provided with a more meaningful understanding of the Company’s ongoing operating performance and are better able to compare the Company’s performance between periods. In addition, these non-GAAP financial measures are among those indicators the Company uses as a basis for evaluating performance, allocating resources and planning and forecasting future periods. Non-GAAP financial measures are not intended to be considered in isolation or as a substitute for GAAP financial measures. A reconciliation between GAAP and non-GAAP measures is provided later in this press release.

Conference Call Information
Management will provide an update on the Company and discuss second quarter 2026 results as well as expectations for the future via conference call on Thursday, July 30, 2026, at 8:30 am ET. A live audio webcast of the call will be available on the Investors section of the Company’s website at www.alnylam.com/events. An archived webcast will be available on the Alnylam website approximately two hours after the event.

About AMVUTTRA® (vutrisiran)
AMVUTTRA® (vutrisiran) is a transthyretin (TTR) silencer that delivers rapid knockdown of TTR at the source to address the underlying cause of transthyretin amyloidosis (ATTR). In a clinical study, AMVUTTRA rapidly knocked down TTR in as early as six weeks and decreased TTR levels by 87% with two and a half years of treatment. It is approved as a treatment for the polyneuropathy of hereditary transthyretin-mediated amyloidosis (hATTR-PN) in adults and for the cardiomyopathy of wild-type or hereditary transthyretin-mediated amyloidosis (ATTR-CM) in adults in various countries, globally. Administered quarterly via subcutaneous injection, AMVUTTRA is the first and only silencer approved for the treatment of ATTR-CM and hATTR-PN. For more information about AMVUTTRA, including the full U.S. Prescribing Information, visit AMVUTTRA.com.

About ONPATTRO® (patisiran)
ONPATTRO is an RNAi therapeutic that is approved in the United States and Canada for the treatment of adults with hATTR amyloidosis with polyneuropathy. ONPATTRO is also approved in the European Union, Switzerland and Brazil for the treatment of hATTR amyloidosis in adults with Stage 1 or Stage 2 polyneuropathy, and in Japan for the treatment of hATTR amyloidosis with polyneuropathy. ONPATTRO is an intravenously administered RNAi therapeutic targeting transthyretin (TTR). It is designed to target and silence TTR messenger RNA, thereby reducing the production of TTR protein before it is made. Reducing the pathogenic protein leads to a reduction in amyloid deposits in tissues. For more information about ONPATTRO, including full Prescribing Information, visit ONPATTRO.com.

About GIVLAARI® (givosiran)
GIVLAARI (givosiran) is an RNAi therapeutic targeting aminolevulinic acid synthase 1 (ALAS1) approved in the United States and Brazil for the treatment of adults with acute hepatic porphyria (AHP). GIVLAARI is also approved in the European Union for the treatment of AHP in adults and adolescents aged 12 years and older. In the pivotal trial, GIVLAARI was shown to significantly reduce the rate of porphyria attacks that required hospitalizations, urgent healthcare visits or intravenous hemin administration at home compared to placebo. GIVLAARI is Alnylam’s first commercially available therapeutic based on its Enhanced Stabilization Chemistry ESC-GalNAc conjugate technology to increase potency and durability. GIVLAARI is administered via subcutaneous injection once monthly at a dose based on actual body weight and should be administered by a healthcare professional. GIVLAARI works by specifically reducing elevated levels of ALAS1 messenger RNA (mRNA), leading to reduction of toxins associated with attacks and other disease manifestations of AHP. For more information about GIVLAARI, including the full U.S. Prescribing Information, visit GIVLAARI.com.

About OXLUMO® (lumasiran)
OXLUMO (lumasiran) is an RNAi therapeutic targeting hydroxyacid oxidase 1 (HAO1). HAO1 encodes glycolate oxidase (GO). Thus, by silencing HAO1 and depleting the GO enzyme, OXLUMO inhibits production of oxalate – the metabolite that directly contributes to the pathophysiology of PH1. OXLUMO utilizes Alnylam’s Enhanced Stabilization Chemistry (ESC)-GalNAc-conjugate technology, which enables subcutaneous dosing with increased potency and durability and a wide therapeutic index. OXLUMO has received regulatory approvals from the U.S. Food and Drug Administration (FDA) for the treatment of primary hyperoxaluria type 1 (PH1) to lower urinary and plasma oxalate levels in pediatric and adult patients and from the European Medicines Agency (EMA) for the treatment of PH1 in all age groups. In the pivotal ILLUMINATE-A trial, OXLUMO was shown to significantly reduce levels of urinary oxalate relative to placebo, with the majority of patients reaching normal or near-normal levels. In the ILLUMINATE-B pediatric Phase 3 trial, OXLUMO demonstrated an efficacy and safety profile consistent to that observed in ILLUMINATE-A. In the ILLUMINATE-C trial, OXLUMO resulted in substantial reductions in plasma oxalate in patients with advanced PH1. Across all three studies, injection site reactions (ISRs) were the most common drug-related adverse reaction. OXLUMO is administered via subcutaneous injection once monthly for three months, then once quarterly beginning one month after the last loading dose at a dose based on actual body weight. For patients who weigh less than 10 kg, ongoing dosing remains monthly. OXLUMO should be administered by a healthcare professional. For more information about OXLUMO, including the full U.S. Prescribing Information, visit OXLUMO.com.

About LNP Technology
Alnylam has licenses to Arbutus Biopharma lipid nanoparticle (LNP) intellectual property for use in RNAi therapeutic products using LNP technology.

About RNAi
RNAi (RNA interference) is a natural cellular process of gene silencing that represents one of the most promising and rapidly advancing frontiers in biology and drug development today. Its discovery has been heralded as “a major scientific breakthrough that happens once every decade or so,” and was recognized with the award of the 2006 Nobel Prize for Physiology or Medicine. By harnessing the natural biological process of RNAi occurring in our cells, a new class of medicines known as RNAi therapeutics is now a reality. Small interfering RNA (siRNA), the molecules that mediate RNAi and comprise Alnylam’s RNAi therapeutic platform, function upstream of today’s medicines by potently silencing messenger RNA (mRNA) – the genetic precursors – that encode for disease-causing or disease pathway proteins, thus preventing them from being made. This is a revolutionary approach with the potential to transform the care of patients with genetic and other diseases.

About Alnylam Pharmaceuticals
Alnylam (Nasdaq: ALNY) is a leading global biopharmaceutical company and the pioneer of the RNA interference (RNAi) revolution. The Company is focused on developing transformative therapies with the potential to prevent, halt, or reverse disease. For more than two decades, Alnylam has advanced the Nobel-prize-winning science of RNAi, delivering critical breakthroughs and six approved medicines. Alnylam has medicines available in more than 70 countries and a rapidly expanding and robust pipeline, in addition to consistently being recognized as an exceptional workplace and socially responsible organization. The Company is executing on its Alnylam 2030 strategy to accelerate innovation and scale impact to transform human health. For more information, please visit www.alnylam.com or follow Alnylam on X, LinkedIn, Facebook, Instagram, or YouTube.

Alnylam Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than historical statements of fact regarding Alnylam’s expectations, beliefs, goals, plans or prospects including, without limitation, statements regarding the potential success of the launch of AMVUTTRA in ATTR-CM, including the trajectory of the launch and Alnylam’s ability to bring AMVUTTRA to more patients and to establish it as a foundational therapy; Alnylam’s growing leadership in TTR and the global impact of Alnylam’s TTR franchise in transforming outcomes for patients with ATTR amyloidosis; the potential for any of Alnylam’s collaborations to achieve the goals for which they were established; the timing of the initiation, completion of enrollment in, or announcement of results from, any of Alnylam’s clinical trials; Alnylam’s ability to achieve the goals in its Alnylam 2030 strategy; the timing of regulatory decisions on cemdisiran; and Alnylam’s projected commercial and financial performance, including the expected range for 2026 of TTR net product revenues, Rare net product revenues, total net product revenues, net revenues from collaborations and royalties, and non-GAAP R&D and SG&A expenses, should be considered forward-looking statements. Actual results and future plans may differ materially from those indicated by these forward-looking statements as a result of various important risks, uncertainties and other factors, including, without limitation, risks and uncertainties relating to: Alnylam’s ability to successfully execute on its “Alnylam 2030” strategy; Alnylam’s ability to successfully launch, market and sell Alnylam’s approved products globally, including AMVUTTRA; Alnylam’s ability to discover and develop novel drug candidates and delivery approaches and successfully demonstrate the efficacy and safety of its product candidates; the pre-clinical and clinical results for Alnylam’s product candidates; actions or advice of regulatory agencies and Alnylam’s ability to obtain and maintain regulatory approval for its product candidates, as well as favorable pricing and reimbursement; delays, interruptions or failures in the manufacture and supply of Alnylam’s marketed products or its product candidates; obtaining, maintaining and protecting intellectual property; Alnylam’s ability to manage its growth and operating expenses through disciplined investment in operations; Alnylam’s ability to maintain strategic business collaborations; Alnylam’s dependence on third parties for the development and commercialization of certain products, including Roche, Novartis, Sanofi, and Regeneron; the outcome of litigation and government investigations; the risk of future litigation and government investigations; and unexpected expenditures; as well as those risks and uncertainties more fully discussed in the “Risk Factors” filed with Alnylam’s 2025 Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC), as may be updated from time to time in Alnylam’s subsequent Quarterly Reports on Form 10-Q, and in other filings that Alnylam makes with the SEC. In addition, any forward-looking statements represent Alnylam’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Alnylam explicitly disclaims any obligation, except to the extent required by law, to update any forward-looking statements.

This release discusses investigational RNAi therapeutics and uses of previously approved RNAi therapeutics in development and is not intended to convey conclusions about efficacy or safety as to those investigational therapeutics or uses. There is no guarantee that any investigational therapeutics or expanded uses of commercial products will successfully complete clinical development or gain health authority approval.

ALNYLAM PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	June 30, 2026	December 31, 2025
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$1,708,318	$1,657,250
Marketable debt securities	1,599,829	1,251,234
Accounts receivable, net	912,739	777,567
Inventory	97,110	82,719
Prepaid expenses and other current assets	302,176	281,892
Total current assets	4,620,172	4,050,662
Property, plant and equipment, net	554,143	513,147
Operating lease right-of-use assets	183,359	194,916
Deferred tax assets	113,792	125,975
Restricted investments	22,171	22,170
Other assets	65,132	59,461
Total assets	$5,558,769	$4,966,331
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$108,016	$115,721
Accrued expenses	1,095,980	1,080,197
Operating lease liabilities	45,933	45,518
Deferred revenue	4,014	4,845
Liabilities related to the sale of future royalties and development funding	258,570	220,068
Total current liabilities	1,512,513	1,466,349
Operating lease liabilities, net of current portion	210,495	225,087
Convertible debt	1,010,981	1,007,784
Liabilities related to the sale of future royalties and development funding, net of current portion	1,461,510	1,470,341
Other liabilities	9,152	7,594
Total liabilities	4,204,651	4,177,155
Stockholders' equity:
Preferred stock, $0.01 par value per share, 5,000 shares authorized and no shares issued and outstanding as of June 30, 2026 and December 31, 2025	—	—
Common stock, $0.01 par value per share, 250,000 shares authorized; 133,734 shares issued and outstanding as of June 30, 2026; 132,376 shares issued and outstanding as of December 31, 2025	1,337	1,324
Additional paid-in capital	7,716,958	7,510,473
Accumulated other comprehensive loss	(32,138)	(20,097)
Accumulated deficit	(6,332,039)	(6,702,524)
Total stockholders' equity	1,354,118	789,176
Total liabilities and stockholders' equity	$5,558,769	$4,966,331

ALNYLAM PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Statements of Operations
Revenues:
Net product revenues	$1,172,109	$672,212	$2,208,236	$1,140,750
Net revenues from collaborations	47,165	61,496	129,240	160,681
Royalty revenue	71,674	39,981	120,647	66,447
Total revenues	1,290,948	773,689	2,458,123	1,367,878
Operating costs and expenses:
Cost of goods sold	298,261	142,029	505,781	212,212
Cost of collaborations and royalties	190	924	3,792	1,782
Research and development	413,134	323,621	778,000	588,743
Selling, general and administrative	347,922	323,314	670,473	563,263
Total operating costs and expenses	1,059,507	789,888	1,958,046	1,366,000
Income (loss) from operations	231,441	(16,199)	500,077	1,878
Other (expense) income:
Interest expense	(82,051)	(61,456)	(151,337)	(119,765)
Interest income	28,143	27,486	54,741	56,159
Other income (expense), net	273	8,860	(4,022)	18,051
Total other expense, net	(53,635)	(25,110)	(100,618)	(45,555)
Income (loss) before income taxes	177,806	(41,309)	399,459	(43,677)
Provision for income taxes	(13,312)	(30,919)	(28,974)	(46,802)
Net income (loss)	$164,494	$(72,228)	$370,485	$(90,479)

Net income (loss) per common share — basic	$1.23	$(0.55)	$2.78	$(0.70)
Net income (loss) per common share — diluted	$1.21	$(0.55)	$2.71	$(0.70)

Weighted-average common shares — basic	133,606	130,628	133,244	130,155
Weighted-average common shares — diluted	138,281	130,628	138,249	130,155

ALNYLAM PHARMACEUTICALS, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	June 30, 2026	June 30, 2025
Reconciliation of GAAP to Non-GAAP Research and development expenses:
GAAP Research and development expenses	$413,134	$323,621
Less: Stock-based compensation expenses	(35,894)	(49,552)
Non-GAAP Research and development expenses	$377,240	$274,069

Reconciliation of GAAP to Non-GAAP Selling, general and administrative expenses:
GAAP Selling, general and administrative expenses	$347,922	$323,314
Less: Stock-based compensation expenses	(50,731)	(62,128)
Non-GAAP Selling, general and administrative expenses	$297,191	$261,186

Reconciliation of GAAP to Non-GAAP Income (loss) from operations:
GAAP Income (loss) from operations	$231,441	$(16,199)
Add: Stock-based compensation expenses	86,625	111,680
Non-GAAP Operating income	$318,066	$95,481

Reconciliation of GAAP to Non-GAAP Net income (loss):
GAAP Net income (loss)	$164,494	$(72,228)
Add: Stock-based compensation expenses	86,625	111,680
Add: Realized and unrealized loss on marketable equity securities	—	1,350
Less: Income tax effect of GAAP to non-GAAP reconciling items	682	(2,631)
Non-GAAP Net income	$251,801	$38,171

Reconciliation of GAAP to Non-GAAP Net income (loss) per common share - basic:
GAAP Net income (loss) per common share — basic	$1.23	$(0.55)
Add: Stock-based compensation expenses	0.65	0.85
Add: Realized and unrealized loss on marketable equity securities	—	0.01
Less: Income tax effect of GAAP to non-GAAP reconciling items	0.01	(0.02)
Non-GAAP Net income per common share — basic	$1.88	$0.29

Reconciliation of GAAP to Non-GAAP Net income (loss) per common share - diluted:
GAAP Net income (loss) per common share - diluted	$1.21	$(0.55)
Add: Stock-based compensation expenses	0.63	0.85
Add: Realized and unrealized loss on marketable equity securities	—	0.01
Less: Income tax effect of GAAP to non-GAAP reconciling items	—	(0.02)
Less: Impact to earnings per common share as a result of dilutive weighted-average common shares outstanding during the period*	—	(0.01)
Non-GAAP Net income per common share - diluted*	$1.84	$0.28
*Non-GAAP Net income per common share - diluted is calculated by dividing the non-GAAP net income by the weighted-average number of common shares and dilutive potential common share equivalents outstanding during the period. The dilutive weighted-average common shares outstanding for the three months ended June 30, 2026 and 2025 would be 138,281 and 137,089 thousand shares, respectively.

Please note that the figures presented above may not sum exactly due to rounding

ALNYLAM PHARMACEUTICALS, INC.
RECONCILIATION OF GAAP TO NON-GAAP
PRODUCT REVENUE GROWTH AT CONSTANT CURRENCY
(Unaudited)

June 30, 2026
Three Months Ended
AMVUTTRA net product revenue growth, as reported	106%
Add: Impact of foreign currency translation	—
AMVUTTRA net product revenue growth at constant currency	106%

ONPATTRO net product revenue growth, as reported	(65)%
Add: Impact of foreign currency translation	—
ONPATTRO net product revenue growth at constant currency	(65)%

Total TTR net product revenue growth, as reported	89%
Add: Impact of foreign currency translation	—
Total TTR net product revenue growth at constant currency	89%

GIVLAARI net product revenue growth, as reported	11%
Add: Impact of foreign currency translation	(1)
GIVLAARI net product revenue growth at constant currency	10%

OXLUMO net product revenue growth, as reported	11%
Add: Impact of foreign currency translation	(2)
OXLUMO net product revenue growth at constant currency	9%

Total Rare net product revenue growth, as reported	11%
Add: Impact of foreign currency translation	(1)
Total Rare net product revenue growth at constant currency	10%

Total net product revenue growth, as reported	74%
Add: Impact of foreign currency translation	—
Total net product revenue growth at constant currency	74%

Total revenue growth, as reported	67%
Add: Impact of foreign currency translation	—
Total revenue growth at constant currency	67%